Exhibit 16

S. W. HATFIELD, CPA
certified public accountants

Member: Texas Society of Certified Public Accountants
        Press Club of Dallas

                                  April 7, 2003

U. S. Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

Gentlemen:

On April 2, 2003, this Firm received notification from Palomar Enterprises, Inc. and from third party service bureaus of the filing of a Form 8-K filed by Palomar Enterprises, Inc. (Company) (SEC File #0-32829, CIK #1082822) reporting
Item 4 - Changes in Registrant's Certifying Public Accountant.

The Form 8-K disclosures do not disclose that our audit opinions on the Company's previous annual financial statements and our review reports on the Company's periodically filed interim financial statements have all contained a "going concern" paragraph stating that we have "substantial doubt about the Company's ability to continue as a going concern".

The Form 8-K filing, the Company states "there were no disagreements with S. W. Hatfield, CPA with respect to matters of accounting principles or practices, financial statement disclosure or auditing scope or procedures..." On November 19, 2002, in conjunction with a) our review of the Company's financial statements for the quarter ended September 30, 2002 and b) the Company's request for the issuance of a consent of independent certified public accountants to be included in the Company's Registration Statement under the Securities Act of 1933 on Form S-8 as filed on January 17, 2003, we raised and communicated certain issues with Management of the Company related to certain corporate actions and the relationship of those actions to Sarbanes-Oxley Act of 2002 and Rule 10b-18 of the Securities and Exchange Commission.

On March 20, 2003, the Company filed an additional Registration Statement under the Securities Act of 1933 on Form S-8 WITHOUT allowing our review of the document, as required by our engagement letter with the Company and WITHOUT the inclusion the required exhibit of our consent of independent certified public accountants. We notified Management of this situation and demanded that the March 20, 2003 Form S-8 filing registering 1,000,000 shares of common stock be withdrawn immediately and that we be indemnified for any and all actions that may have occurred from persons and/or investors which may have relied upon this document filed by the Management and Legal Counsel of Palomar Enterprises, Inc. without the required consent of independent certified public accountants.

On March 25, 2003, upon receipt of our March 20, 2003 letter, Management contacted our office and we held telephonic conversations related to the S-8 filing without the inclusion of our consent of independent certified public accountants and their advice received from corporate legal counsel. On March 26, 2003, we were notified of our dismissal, via facsimile, as auditors for the Company.

We have no alternative than to interpret our dismissal in any way other than a disagreement over financial statement disclosure, compliance with accounting principles, and/or compliance with the Laws of the United States of America and the Rules and Regulations of the United States Securities and Exchange Commission.

Yours truly,

/s/ S. W. Hatfield, CPA

S. W. Hatfield, CPA

                     Use our past to assist your future(sm)
(secure mailing address)                   (overnight delivery/shipping address)
P. O. Box 820395                               9002 Green Oaks Circle, 2nd Floor
Dallas, Texas  75382-0395                               Dallas, Texas 75243-7212
214-342-9635 (voice)                                          (fax) 214-342-9601
800-244-0639                                                      SWHCPA@aol.com

S. W. HATFIELD, CPA
certified public accountants

Member: Texas Society of Certified Public Accountants
        Press Club of Dallas

                                 March 26, 2003

Board of Directors
PALOMAR ENTERPRISES, INC.
7898 E. Acoma Drive, Suite 102
Scottsdale, AZ 85260

Gentlemen:

We are in receipt of your letter of March 26, 2003 notifying us of the Board of Directors' decision to terminate the independent certified public accounting firm of S. W. Hatfield, CPA (Firm) as the auditor for Palomar Enterprises, Inc. (Company) (SEC File No. 0-32829, CIK # 1082822).

We find the timing of this decision and notification interesting as we have encountered, and discussed with management, two potentially significant issues in the Company's compliance with the terms of our engagement letter(s) and with the Securities Laws of the United States of America and/or the Regulations of the U. S. Securities and Exchange Commission (SEC).

During our review of the Company's financial statements as of September 30, 2002 and for the nine and three months then ended, we discovered that the Company utilized funds, through a brokerage account in the name of another entity owned or controlled by the Company's President, to acquire shares of the Company's common stock in the open market. We specifically identified four separate transactions involving trading in the Company's own securities - three purchases and one sale. At least two of the transactions involved the utilization of the affiliate's brokerage account. For the last purchase transaction, the Company utilized a brokerage account in it's own name. Although the Company filed a Current Report on Form 8-K and Forms 3 and 4 with the U. S. Securities and Exchange Commission after the fact and we received positive representations from the Company's legal counsel, we continue to have reservations about these transactions in relation to the SEC's Regulations and required disclosures related issuers repurchasing their own securities in open market transactions.

On March 20, 2003, we received third-party notification that the Company filed a Registration Statement Under the Securities Act of 1933 on Form S-8 with the U.
S. Securities and Exchange Commission on March 20, 2003. This document was filed without our Consent of Independent Certified Public Accountants as required by Regulation S-B, Item 601. We notified Company management and legal counsel of this fact on the evening of March 20, 2003, subsequent to the filing of the Registration Statement, and requested withdrawal of this document due to the non-inclusion of the required consent exhibit and the noncompliance with the terms of our engagement letter requiring review of a document of this type prior to our issuance of a consent exhibit.

On March 25, 2003, we received a telephonic response from management to our letter of March 20, 2003 on the omission of the consent in the filed Form S-8. Management informed us that the Company's legal counsel, Law Office of Howard P. Gewerter, Esq., Ltd. in Las Vegas NV had informed management that no such consent was required. We specifically noted that not only did our engagement letter note such a requirement; but, it is our opinion that the Company's legal counsel representatives did not read or are not familiar with the requirements of Regulation S-B, Item 601 or the instructions/requirements for the preparation and filing of a Registration Statement on Form S-8.


                     Use our past to assist your future(sm)
(secure mailing address)                   (overnight delivery/shipping address)
P. O. Box 820395                               9002 Green Oaks Circle, 2nd Floor
Dallas, Texas  75382-0395                               Dallas, Texas 75243-7212
214-342-9635 (voice)                                          (fax) 214-342-9601
800-244-0639                                                      SWHCPA@aol.com

Board of Directors
PALOMAR ENTERPRISES, INC.
March 26, 2003
Page 2


Accordingly, we hereby acknowledge our termination as the independent certified accounting firm for Palomar Enterprises, Inc., effective immediately.

Your letter of March 26, 2003 specifies that the Company has engaged the accounting firm of Epstein, Weber and Conover as successor auditor. As of the date of this communication, we acknowledge that our Firm has had no contact to date with the successor firm of Epstein, Weber and Conover as such contact relates to the required communication between predecessor and successor auditors under the requirements of Statement of Auditing Standard No. 84.

Further, by copy of this letter to the U. S. Securities and Exchange Commission,
we  hereby  confirm  that  the  client-auditor   relationship   between  Palomar
Enterprises, Inc. (SEC File No. 0-32829, CIK # 1082822) has ceased.

Please provide us with a copy of the required Form 8-K filing, due to the U. S. Securities and Exchange Commission within five (5) business days of your letter dated March 26, 2003 for our review and appropriate response in Exhibit 16.1 of said Form 8-K filing.

Yours truly,
S. W. HATFIELD, CPA

Scott W. Hatfield, CPA

cc: Office of the Chief Accountant
    SECPS Letter File
    Securities and Exchange Commission
    Mail Stop 9-5
    450 Fifth Street, NW
    Washington, DC 20549